SEVERANCE PROTECTION AGREEMENT

This Severance Protection Agreement ("Agreement") is made by and between FIRST BANK OF GEORGIA, a banking corporation chartered under the laws of the State of Georgia (the "Bank") and Bradley J. Gregory, an employee of the Bank (the "Employee").

W ITNESSETH:

WHEREAS, the Employee will be an officer of the Bank holding the title of Chief Financial Officer (CFO); and

WHEREAS, the Bank and the Employee desire to provide for the payment of severance pay to the Employee in the event of termination of Employee's employment with the Bank following a change in control of the Bank and/or the Bank's parent holding company, Georgia-Carolina Bancshares, Inc. (the "Company"), on the terms and conditions set forth in this Agreement;

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and conditions set forth herein, the Bank and the Employee agree herein as follows:

1. OPERATION OF AGREEMENT. This Agreement shall be effective immediately upon its execution, but its provisions shall not be operative, for any reason, unless and until a "Change in Control" (as such term is defined in paragraph 2 hereof) has occurred.

2. CHANGE IN CONTROL.

A . Unless otherwise provided, the term "Change in Control" as used in this Agreement shall mean the first to occur of any of the following:

(i) The effective date of any transaction or series of transactions (other than a transaction to which only the Company and one or more of its subsidiaries are parties) pursuant to which (a) the Company merges into or becomes a subsidiary of another corporation or (b) one or more of the Company's subsidiaries (including but not limited to the Bank) becomes a subsidiary of or merges with another entity, or (c) substantially all of the assets of the Company are sold to or acquired by a person, corporation or group of associated persons acting in concert who are not members of the present Board of Directors of the Company;

(ii) The date upon which any person, corporation, or group of associated persons acting in concert becomes a direct or indirect beneficial owner of shares of stock of the Company representing an aggregate of more than twenty-five percent (25%) of the votes then entitled to be cast at an election of directors of the Company; or

(iii) The date upon which the persons who were members of the Board of Directors of the Company as of the date of this Agreement (the "Original Directors") cease to constitute a majority of the Board of Directors of the Company; provided, however, that any new director whose nomination or selection has been approved by the unanimous affirmative vote of the Original Directors then in office shall also be deemed an Original Director.

B. Notwithstanding the foregoing and for purposes of paragraph 3.B.(ii) below only, the term "Change in Control" shall mean the date upon which any person, corporation, or group of associated persons acting in concert becomes a direct or indirect beneficial owner of shares of stock of the Company representing an aggregate of fifty percent (50%) or more of the votes then entitled to be cast at an election of directors of the Company.

3. SEVERANCE PAYMENTS.

A. If, during the three (3) year period immediately following a Change in Control, the Employee's employment with the Bank is terminated either:

(i) by the Bank for no reason or for any reason other than as a result of:

(a) the gross negligence or willful misconduct by the Employee which is materially damaging to the business of the Bank or the Company;

(b) the conviction of the Employee of any crime involving breach of trust or moral turpitude;

(c) a consistent pattern of failure by the Employee to follow the reasonable written instructions or policies of the Employee's supervisor or the Board of Directors of the Bank or Company; or

(d) receipt by the Bank or the Company of any written notice from the Georgia Department of Banking and Finance, the Federal Deposit Insurance Corporation or the Board of Governors of the Federal Reserve System requiring the removal of the Employee; or

(ii) by the Employee as a result of, and within ninety (90) days following:

(a) a reduction in the Employee's rate of regular compensation from the Bank to an amount below the rate of the Employee's regular compensation as in effect immediately prior to the Change in Control; or

(b) a requirement that the Employee relocate to a county other than Columbia, McDuffie or Richmond County; or

(c) a reduction in the Employee's duties, title, and/or responsibilities, as were previously set prior to the Change in Control,

then the Bank shall pay the Employee an amount equal to two (2) times the rate of the Employee's annual base salary (not including bonuses, benefits, grant of options or any other compensation other than regular periodic salary payments) as in effect immediately prior to the Change in Control. Such compensation shall be paid in a lump sum within thirty (30) days after such termination, subject to such termination satisfying the definition of "separation from service" as set forth in Section 409A of the Internal Revenue Code of 1986, as amended (the "Code") and guidance issued thereunder.

B. If, within ninety (90) days after the date upon which a Change in Control occurs as defined in:

(i) paragraphs 2.A. (i)-(iii) above, Employee may terminate his employment and the Bank shall pay Employee an amount equal to Employee's regular annual base salary (not including bonuses, benefits, grant of options, or any other compensation other than regular periodic salary payments) as in effect immediately prior to the Change in Control as set forth in paragraphs 2.A. (i)-(iii) hereof. Such compensation shall be paid in a lump sum within thirty (30) days of such termination, subject to such termination satisfying the definition of "separation from service" as set forth in Section 409A of the Code and guidance issued thereunder; or

(ii) paragraph 2.B. above, Employee may terminate his employment and the Bank shall pay Employee an amount equal to one and one half (1 1/2) times the rate of Employee's regular annual base salary (not including bonuses, benefits, grant of options, or any other compensation other than regular periodic salary payments) as in effect immediately prior to the Change in Control as set forth in paragraph 2.B. hereof. Such compensation shall be paid in a lump sum within thirty (30) days of such termination, subject to such termination satisfying the definition of "separation from service" as set forth in Section 409A of the Code and guidance issued thereunder.

C. Any other provision in this Agreement notwithstanding,

(i) in the event that any payment or benefit, or any combination of payment or benefits, to Employee hereunder (hereinafter "Total Payments") is determined to be an "excess parachute payment" pursuant to Section 280G of the Code, Employee's right to the Total Payments shall automatically be reduced so that the aggregate of the applicable values thereof for purposes of Code Section 280(G) shall be equal to 299 percent of the Employee's "base amount" by first reducing, to the extent necessary (A) the cash portion of the Total Payments subject to this Paragraph (if necessary, to zero (0)), and then (B) all other non-cash Total Payments subject to this Paragraph (if necessary, to zero (0)). Any determination required by the preceding sentence shall be made by independent certified public accountants or tax counsel (hereinafter, such party shall sometimes be hereinafter referred to as the "Independent Adviser") selected by Bank. In making any such determination as to the application and effect of this Paragraph on any Total Payments received or to be received by Employee, (i) no portion of the Total Payments shall be taken into account which in the opinion of the Independent Adviser does not constitute a "parachute payment" within the meaning of Section 280G(b)(2) of the Code, including by reason of Section 280G(b)(4)(A) of the Code; (ii) those Total Payments provided under this Paragraph shall be reduced only to the extent necessary so that the Total Payments (other than those referred to in clause (i)) in their entirety constitute reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4)(B) of the Code or are otherwise not subject to disallowance as deductions, in the opinion of the Independent Adviser; and (iii) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Independent Advisor in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.

(ii) if Employee is a "specified employee" within the meaning of Section 409A of the Code, any payments or installments which constitute "deferred compensation" under Code Section 409A and would otherwise become due under this Agreement during the first six (6) months (or such longer period as required by Section 409A of the Code and guidance issued thereunder) after the effective date of termination of Employee's employment for reasons other than death shall be delayed and all such delayed payments (or delayed installments) shall be paid in full in the seventh (7th) month after the date of termination, and all subsequent payments (or installments) shall be paid in accordance with their original payment schedule. To the extent that during the first six (6) months after the effective date of termination, the payment of any premium amounts or other payments to third parties becomes due by the Bank, Employee shall be responsible for paying such amounts directly to the insurer or other third party and shall receive reimbursement from Bank for such amounts in the seventh (7th) month after the effective date of termination.

4. NO SEVERANCE PAY UPON OTHER TERMINATION. Upon any termination of Employee's employment with the Bank other than a termination specified in paragraph 3, the sole obligation of the Bank to the Employee shall be to pay Employee's regular compensation up to the effective date of the termination.

5. ENTIRE OBLIGATION. Payment to the Employee pursuant to paragraph 3 of this Agreement shall constitute the entire obligation of the Bank to the Employee in full settlement of any claim at law or in equity that the Employee may otherwise assert against the Bank or any of its employees, officers or directors on account of the Employee's termination of employment. Employee's right to receive payment under paragraph 3 is conditioned upon Employee entering into an agreement for the written mutual release and waiver of any claims related to this Agreement or Employee's employment by the Bank, in a form and content mutually acceptable to the Bank and Employee.

6. NO OBLIGATION TO CONTINUE EMPLOYMENT. This Agreement does not create any obligation on the part of the Bank to continue to employ the Employee following a Change in Control or in the absence of a Change in Control.

7. TERM OF AGREEMENT. This Agreement shall remain in effect for a term of three (3) years from the date hereof and shall automatically renew for an additional three (3) years on each anniversary thereof, unless Employee is otherwise notified to the contrary thirty (30) days prior to such anniversary by the Bank, in which case this Agreement shall terminate two (2) years from such anniversary.

8. NOTICES. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt:

To the Company: Georgia-Carolina Banschares, Inc.

3527 Wheeler Road

Augusta, Georgia 30909

Attention: Chief Executive Officer

To the Employee: Bradley J. ("Jack") Gregory

__________________________________

__________________________________

9. CLAIMS FOR COMPENSATION. All claims by Employee for benefits under this Agreement shall be directed to, and determined by, the Board of Directors of the Bank ("Board") and shall be in writing. Any denial by the Board of a claim for benefits under this Agreement shall be delivered to Employee in writing and shall set forth the specific reasons for the denial and the specific provisions of this Agreement relied upon.

10. ARBITRATION. Any controversy or claim arising out of or relating to Employee's employment by Bank, or the termination thereof, or this Agreement, or the breach thereof (including, without limitation, any claim that any provision of this Agreement or any obligation of Employee is illegal or otherwise unenforceable or voidable under law, ordinance or ruling or that Employee's employment by Bank was illegally terminated) shall be settled by arbitration before a neutral arbitrator through arbitration administered by the American Arbitration Association in Augusta, Georgia, in accordance with the United States Arbitration Act (9 USC, Section 1 et seq.) and the rules of the American Arbitration Association under its National Rules for the Resolution of Employment Disputes. Bank and Employee each consent and submit to the personal jurisdiction and venue of the trial courts of Richmond County, Georgia, and also to the personal jurisdiction and venue of the United States District Court for the Northern District of Georgia, Atlanta Division, for purposes of enforcing this provision. All awards of the arbitration shall be binding and non-appealable except as otherwise provided in the United States Arbitration Act; provided, however, that the arbitrator shall not be authorized to issue any ruling or award that is contrary to the laws of the State of Georgia or the United States, notwithstanding any provisions or lack of provisions in the United States Arbitration Act, the provisions of Official Code of Georgia Annotated Section 9-9-13(b), or any other applicable federal or state law. In the event that either party appeals the award or decision of the arbitrator on the grounds that the arbitrator's award or decision is contrary to the laws of the State of Georgia or the United States, then the parties acknowledge and agree that they shall not seek to have the dispute re-tried in the courts, but rather will submit the record of the arbitration proceedings to the court for a decision solely on whether the arbitrator's judgment or award is contrary to the laws of the State of Georgia or the United States, and to either affirm or vacate the award or decision on that basis. If the award or decision is vacated, then the parties shall re-submit the dispute to arbitration. Subject to the foregoing, judgment upon the award of the arbitrator may be entered in any court having jurisdiction thereof. The arbitration shall take place at a time noticed by the American Arbitration Association regardless of whether one of the parties fails or refuses to participate. The arbitrator shall have authority to award any remedy or relief that a court of competent jurisdiction could order or grant, including, without limitation, specific performance of any obligation created under this Agreement, the issuance of an injunction or other provisional relief, or the imposition of sanctions for abuse or frustration of the arbitration process. The parties shall be entitled to engage in reasonable discovery, including a request for the production of relevant documents. Depositions may be ordered by the arbitrator upon a showing of need. The foregoing provisions shall not preclude Bank from bringing an action in any court of competent jurisdiction for injunctive or other provisional relief as Bank may determine is necessary or appropriate. By way of non-exclusive examples, claims subject to arbitration under this Agreement shall include claims under federal, state and local statutory or common law, such as the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, as amended, including the amendments of the Civil Rights Act of 1991, the Americans with Disabilities Act, and contract and tort laws. Both Bank and Employee have reviewed and specifically approve of the preceding arbitration provision and have acknowledged by placing their initials in the boxes.

11. SEVERABILITY. Should any clause, portion or section of this Agreement be unenforceable or invalid for any reason, such unenforceability or invalidity shall not affect the enforceability or validity of the remainder of this Agreement.

12. ASSIGNMENT, SUCCESSOR AND INTEREST. This Agreement being personal to the Employee, it may not be assigned by the Employee. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Bank and/or the Company and the heirs, executors and personal representatives of the Employee.

13. WAIVER. Failure to insist upon strict compliance with any terms, covenants, and conditions of this Agreement shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

IN WITNESS WHEREOF, this Agreement has been executed by the undersigned duly authorized on this _____ day of ____________________, 2006.

BANK:

FIRST BANK OF GEORGIA

By:_____________________________________

Chairman of the Board

EMPLOYEE:

____________________________________

Bradley J. Gregory